EXHIBIT 10.11

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of June 9, 2003, by and between California Micro Devices Corporation (the “Borrower”) and Silicon Valley Bank (“Bank”).

1.    DESCRIPTION OF EXISTING OBLIGATIONS: Among other Obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated June 17, 2002, as amended or modified by a Loan Default Waiver Agreement dated October 21, 2002, and as may in the future be amended or modified from time to time (the “Loan Agreement”). The Loan Agreement provides for, among other things, a Committed Equipment Line in the original principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000) and a Committed Revolving Line in the original principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000), provided that the sum of all advances under the Committed Equipment Line and the Committed Revolving Line shall not exceed $5,000,000 at any time. Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Obligations.”

2.    DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement. Additionally, Borrower has agreed with Bank not to mortgage, pledge, hypothecate, or otherwise encumber any of its Intellectual Property, pursuant to a Negative Pledge Agreement dated June 17, 2002.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents.”

3.    DESCRIPTION OF CHANGE IN TERMS.

A.    Modification(s) to Loan Agreement.

1.	Letter (b) under Section 8.7 entitled “Financial Covenants” is hereby amended to read as follows:

(b) Borrower will maintain as of the last day of each quarter: Tangible Net Worth. A Tangible Net Worth of at least $5,800,000.

2.	The following defined term under Section 13.1 entitled “Definitions” is hereby amended to read as follows:

“Revolving Maturity Date” is July 31, 2003.

4.    CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5.    NO DEFENSES OF BORROWER.  Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against paying any of the Obligations.

6.    PAYMENT OF LOAN FEE.  Borrower shall pay Bank a fee in the amount of Two Thousand Five Hundred Dollars ($2,500) (“Loan Fee”).

7.    CONTINUING VALIDITY.  Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8.    CONDITIONS.  The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER: CALIFORNIA MICRO DEVICES CORPORATION		BANK: SILICON VALLEY BANK

By:	/s/ R. GREGORY MILLER	By:	/s/ TOM SMITH
	Name: R. Gregory Miller Title: Chief Financial Officer		Name: Tom Smith Title: Senior Relationship Manager